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                                            HALLIBURTON COMPANY
                                                 EXHIBIT 21
                                       SUBSIDIARIES OF THE REGISTRANT
- ------------------------------------------------------------------------------------------------------------

Furnished below is a list of the subsidiaries of the Registrant, together with the percentage of voting securities owned or other basis of control:

                                                                                      Number of Unnamed
                                                                      Percentage  Wholly-Owned Subsidiaries
                                                        State or      of Voting   Included in Consolidation
                                                       Country of     Securities  --------------------------
                  Name of Company                     Incorporation     Owned         U.S.        Foreign
                  ---------------                    -------------------------------------------------------
HALLIBURTON COMPANY (Registrant)                        Delaware        Parent         21           34

  Halliburton Holdings, Inc.                            Delaware         100                         5
  Halliburton Holdings B.V.                          The Netherlands     100                         5
  Halliburton Canada, Inc.                           Alberta, Canada     100

Energy Services
- ---------------                                         Delaware         100
  Halliburton International, Inc.                       Singapore        100
    Halliburton Singapore Pte Ltd                       Venezuela        100                         3
    Servicios de Halliburton de Venezuela, S.A.           Texas          100
  Halliburton International, Inc.                        Austria         100                         2
    Halliburton International GmbH                        Guam           100
  Halliburton International Sales Company            Cayman Islands      100
  Halliburton Global Limited                         Cayman Islands      100
  Halliburton Worldwide Limited                         Delaware         100
  Halliburton Oilfield Services (Norway), Inc.       Cayman Islands      100
  Halliburton Offshore Services, Inc.                    Germany         100
  Halliburton Company Germany, GmbH                      Germany         100
  Otis Engineering, GmbH                                 Austria         100
  Halliburton Company Austria, GmbH                  Cayman Islands      100
  Halliburton Overseas Limited                           Mexico          100
  Halliburton de Mexico, S.A. de C.V.                    Panama          100                         4
  HLS International, S.A.                               Argentina        100
  Halliburton Argentina, S.A.                            Brazil          100
  Halliburton Cementacao Limitada
  Halliburton do Brasil Servicos,                        Brazil          100
    Commercio e Industria Ltda.                           Italy          100
  Halliburton Italiana, S.p.A.                       United Kingdom      100
  Halliburton Limited                                United Kingdom      100                         1
  Halliburton Manufacturing and Services Limited         Nigeria          60
  Halliburton Nigeria Limited                        Cayman Islands      100                         1
  Halliburton West Africa Ltd.                          Australia        100
  Halliburton Australia Pty. Ltd.                       Indonesia         80
  P.T. Halliburton Indonesia                              Texas          100
  Halliburton Energy Services Asia, Inc.                Indonesia         80
    P.T. Halliburton Logging Services Indonesia         Singapore        100
  Halliburton Manufacturing (Singapore) Pte Limited
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Subsidiaries of the Registrant
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                                                                                      Number of Unnamed
                                                                      Percentage  Wholly-Owned Subsidiaries
                                                        State or      of Voting   Included in Consolidation
                                                       Country of     Securities  --------------------------
                  Name of Company                     Incorporation     Owned         U.S.        Foreign
                  ---------------                    -------------------------------------------------------
Engineering and Construction Services
- -------------------------------------
  Brown & Root Holdings, Inc.                           Delaware         100            8            7
    Brown & Root I, Inc.                                Delaware         100
    Brown & Root, Inc.                                  Delaware         100            3
      Brown & Root Industrial Services, Inc.            Delaware         100
      Enterprise Building Corporation                    Florida         100
      Brown & Root Technical Services. Inc.             Delaware         100            2            2
    Brown & Root Services Corporation                   Delaware         100
    Brown & Root International, Inc.                    Delaware         100                         2
    Brown & Root International, Inc.                     Panama          100                         2
      Brown & Root (Gulf) E.C.                           Bahrain         100
      Brown & Root Offshore N.V.
                                                        Antilles         100
    Brown & Root (Overseas) Limited                  United Kingdom      100
    Halliburton NUS Corporation                         Delaware         100            1            1
  Halliburton Holdings, Ltd.                         United Kingdom      100                         4
    Brown & Root, Ltd.                               United Kingdom      100                         4
      Brown & Root Vickers Limited                   United Kingdom      100                         2
      Howard Humphreys Group Limited                 United Kingdom      100                        12
      European Marine Contractors Ltd.               United Kingdom       50                         1
    Brown & Root - Highlands
      Fabricators Limited                            United Kingdom      100
    Rockwater Holdings, Ltd.                         United Kingdom      100
      Rockwater Ltd.                                 United Kingdom      100
      2W Underwater Contractors, Ltd.                United Kingdom      100
      Kestrel Subsea Systems                         United Kingdom      100
      Rockwater A/S                                      Norway          100
      Rockwater Ireland                                  Ireland         100
  Rockwater, Inc.                                       Delaware         100            1
  Rockwater C.V.                                     The Netherlands     100
    Rockwater B.V.                                   The Netherlands     100                         4

Insurance Services
- ------------------
  Highlands Group Insurance, Inc.                       Delaware         100
  Highlands Insurance Company                             Texas          100            4
  Highlands Insurance Company - U.K. Limited         United Kingdom      100
  Highlands Overseas Limited                             Bermuda         100
  Highlands Limited                                      Bermuda         100
  Southern California Bonding Services, Inc.           California        100
  Underwriters' Special Risks                             Texas          100            2            1

The names of certain subsidiaries have been omitted since the unnamed subsidiaries considered in the aggregate would not constitute a significant subsidiary.
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